                                                                    EXHIBIT 4.10

     AMENDMENT, dated as of March 20, 1997 (this "Amendment"), to and of the Third Amended and Restated Credit Agreement, dated as of November 10, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among American Media Operations, Inc. (formerly Enquirer/Star, Inc.) (the "Borrower"), the Subsidiaries signatory thereto (the "Guarantors"), the banks and other financial institutions from time to time parties thereto (the "Banks"), and The Chase Manhattan Bank (formerly Chemical Bank), as agent (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 7(k) of the Credit Agreement, any Change in Control is an Event of Default, and "Change in Control" is defined as, among other things, the failure of BVIII, BVIIIA and Macfadden, collectively, to own, directly or indirectly, shares of Capital Stock of 31 American Media, Inc. (formerly Enquirer/Star Group, Inc.) ("AMI") having an economic interest on liquidation of at least certain specified percentages during certain specified periods;

     WHEREAS, "Macfadden" is defined as "Macfadden Holdings, L.P., a Delaware limited partnership";

     WHEREAS, the Borrower has requested that the Credit Agreement be amended to permit Macfadden Holdings, L.P. to effect a current distribution of its Capital Stock of AMI to its general partners, Peter J. Callahan, Maynard Rabinowitz and Michael J. Boylan (collectively, the "Partners"); and

     WHEREAS, the Banks are willing to agree to such amendment;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Guarantors, the Banks and the Agent hereby agree as follows:

          Section 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          Section 2. AMENDMENT OF SUBSECTION 1.1 (DEFINED TERMS).  Subsection
     1.1 of the Credit Agreement is hereby amended by replacing the definition of "Macfadden" with the following:

          "'Macfadden': Peter J. Callahan, Maynard Rabinowitz and Michael J. Boylan, collectively."

          Section 3. EFFECTIVE DATE. Upon the later to occur of (i) the execution of this Amendment by the Borrower, the Guarantors, the Required Banks and the Agent and (ii) the transfer by Macfadden Holdings, L.P. of all of its Capital Stock of AMI to the Partners, this Amendment shall become effective as of March 20, 1997.

          Section 4. MISCELLANEOUS. (a) Except for the amendment expressly provided herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendment provided herein shall be limited precisely as drafted and shall not be construed to be an amendment or waiver of any other provisions of the Credit Agreement other than as specifically provided herein.

          (b) The Borrower hereby confirms that, after giving effect hereto, each Credit Document to which it is party remains in full force and effect in accordance with its terms.

          (c) The Borrower agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with the Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

          (d) This Amendment may be executed in any number of counterparts by the parties hereto, and all of said counterparts when taken together shall be deemed to constitute one and the same instrument.

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

          (e) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.
                                          AMERICAN MEDIA OPERATIONS, INC.

                                          By:
                                            ------------------------------------
                                            Title:

                                          NATIONAL ENQUIRER, INC.
                                          WEEKLY WORLD NEWS, INC.
                                          DISTRIBUTION SERVICES, INC.
                                          NDSI, INC.
                                          FAIRVIEW PRINTING, INC.
                                          STAR EDITORIAL, INC.
                                          SOM PUBLISHING, INC.
                                          COUNTRY WEEKLY, INC.

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE CHASE MANHATTAN BANK, as Agent
                                            and as a Bank

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE BANK OF NEW YORK

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By:
                                            ------------------------------------
                                            Title:

                                          SHAWMUT BANK CONNECTICUT, N.A.

                                          By:
                                            ------------------------------------
                                            Title:

                                          BANQUE PARIBAS

                                          By:
                                            ------------------------------------
                                            Title:

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE BANK OF NOVA SCOTIA

                                          By:
                                            ------------------------------------
                                            Title:

                                          BANK OF HAWAII

                                          By:
                                            ------------------------------------
                                            Title:

                                          BANK OF IRELAND

                                          By:
                                            ------------------------------------
                                            Title:

                                          CREDIT LYONNAIS ATLANTA AGENCY

                                          By:
                                            ------------------------------------
                                            Title:

                                          CREDIT LYONNAIS CAYMAN ISLAND
                                            BRANCH

                                          By:
                                            ------------------------------------
                                            Title:

                                          FLEET BANK

                                          By:
                                            ------------------------------------
                                            Title:

                                          TORONTO DOMINION (TEXAS), INC.

                                          By:
                                            ------------------------------------
                                            Title:

                                          EATON VANCE PRIME RATE RESERVES

                                          By:
                                            ------------------------------------
                                            Title:

                                          MERILL LYNCH SENIOR FLOATING RATE
                                            FUND, INC.

                                          By:
                                            ------------------------------------
                                            Title:

                                          KEYPORT LIFE INSURANCE

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:
                                            ------------------------------------
                                            Title:

                                          BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION

                                          By:
                                            ------------------------------------
                                            Title:

                                          THE SUMITOMO TRUST & BANKING
                                            COMPANY, LIMITED, NEW YORK BRANCH

                                          By:
                                            ------------------------------------
                                            Title:

                                          UNION BANK

                                          By:
                                            ------------------------------------
                                            Title:

                                          CIBC, INC.

                                          By:
                                            ------------------------------------
                                            Title:

                                          NATIONAL CITY BANK

                                          By:
                                            ------------------------------------
                                            Title:

                                          VAN KAMPEN MERRITT PRIME RATE
                                            INCOME TRUST

                                          By:
                                            ------------------------------------
                                            Title: